Exhibit 23.1




                               ARTHUR ANDERSEN LLP


                    Consent of Independent Public Accountants






As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 14, 1997 included in Astro-Med, Inc.'s Form 10-K for the year ended January 31, 1997 and to all references to our Firm included in this registration statement.



                                                        /s/ Arthur Andersen LLP



Boston, Massachusetts
July 18, 1997